Exhibit 10.21

NET PROFIT PARTICIPATION AGREEMENT AND ASSIGNMENT

THIS NET PROFIT PARTICIPATION AGREEMENT AND ASSIGNMENT ("Agreement") is entered into on this 28th day of December 2017 ("Effective Date") by and between MJW MEDIA, INC, a Delaware corporation ("MJW Media") and MANUSCRIPT PRODUCTIONS, LLC, an Arizona limited liability company (“Manuscript”) (MJW Media and Manuscript are collectively "Assignor") and STADSC, LLC, an Arizona limited liability company ("Assignee").

WITNESSETH:

WHEREAS, a theatrical motion picture presently entitled "The Manuscript" (the "Picture") is owned by and is to be produced by MJW Media;

WHEREAS, MJW Media desires to exclusively assign to Assignee fifty percent (50%) of its one hundred percent (100%) interest and ownership in all present and future net profits from the Picture and the revenue and proceeds derived therefrom from any source; and

WHEREAS, Manuscript desires to join in this Agreement to acknowledge that MJW Media owns and is entitled to all of the present and future net profits from the Picture.

NOW, THEREFORE, in consideration of the mutual promises more particularly set forth in this Agreement, the parties agree as follows:

1.           Purpose. The purpose of this Agreement is to provide to Assignee a net profit participation arising out of or related to the Picture in any form worldwide.

2.           Picture Ownership. MJW Media owns and is undertaking to exclusively produce the Picture for the Term.

3.         Assignment. MJW Media hereby agrees to and assigns and shall pay to Assignee one-half (50%) of all MJW Media Net Profit Participation in the Picture accrued or accruing on the Effective Date and for the remainder of the Term. This Agreement is an absolute assignment of the foregoing Net Profit Participation in the Picture. Net Profit Participation ("NPP") in the Picture is defined on Exhibit A hereto. Said NPP shall be delivered to Assignor prorata and pari passu with MJW Media as and when Net Profit Participation from the Picture is created, due, collected, received or otherwise paid or delivered to MJW Media, whichever shall first occur. MJW Media shall not be permitted to pledge, encumber, assign or transfer its rights to NPP or the proceeds thereof, or its right to directly receive NPP from the Picture or waive any right to receive NPP from the Picture. For the avoidance of doubt, pursuant to this Agreement fifty percent (50%) of the NPP due Assignor will be delivered to Scott Archer and fifty percent (50%) of the NPP due Assignor will be delivered to David S. Coia.

4.           Term. The term of this Agreement shall commence on the date hereof (the "Effective Date"), but shall cover all created or earned NPP from and after August 21, 2017, being the creation date of the Picture and shall continue until there is a distribution of all sales proceeds from such sale of the Picture (the "Term").

5.           Payments. During the Term unless the Film rights are sold by MJW Media with the prior consent of the Assignee, MJW Media shall deliver to Assignee an NPP report monthly and MJW Media agrees to pay to Assignee quarter-annually in arrears the foregoing amounts of NPP.

6.           Amount. The Assignee shall receive its respective percentage (as established by Section 3 above) of the Film's NPP as defined on Exhibit A. While the NPP is to be collected over time by MJW Media, LLC, the NPP is absolutely assigned to Assignee as of the Effective Date.

7.           Covenants.

(i)           Assignor agrees to perform to maximize the revenue of the Picture and minimize Picture expenses.

(ii)           Assignee may inspect the Picture's materials and the books and records of Assignor to review or establish the NPP.

8.           Ownership of the Film. The parties understand that the Assignee is not an owner of any legal or equitable interest in the Film or MJW Media or any of its affiliates. However, said legal and equitable interests shall be held and owned exclusively by MJW Media for the Term.

9.           Computation of Amount. All computations required by this Agreement shall be made using the written books and records of MJW Media as maintained in the ordinary course of its business.

10.        Assignment and Transfer. This Agreement may not be delegated, assigned or transferred by Assignor to any party or parties or to any entity or entities without the prior written consent of Assignee. Any such purported delegation or assignment in the absence of any such written consent shall be void.

11.          Restrictions on Use. Neither Assignor nor any of their affiliates, employees, agents or representatives shall permit another person to use any of the Picture or interest therein or obtain any interest or right, directly or indirectly, for any purposes, unless authorized to do so in writing by Assignor.

12.          Act in Good Faith. Assignor and Assignee agree to act in good faith and in accordance with the terms and conditions of this Agreement.

13.          Relationship. Assignor understands that this is an absolute assignment and the relationship of the parties is that of debtor and creditor.

14.         Liability. Notwithstanding anything in this Agreement or applicable law to the contrary, Assignor agrees that the sole remedy of Assignor against the Assignee arising out or related to this Agreement shall be the recovery of proceeds created from the Picture previously assigned to Assignee pursuant to this Agreement for any actual loss of Assignor established by a court of competent jurisdiction.

15.         Entire Agreement. This Agreement encompassed the entire agreement of the parties and there are no other agreements or understandings, either written or oral, between the parties hereto.

16.          Modifications or Amendments. This Agreement may not be modified or amended except in writing and signed by all parties hereto.

17.          Governing Law. The construction, interpretation and performance of this Agreement, and all transactions under it, shall be governed by the laws of the State of Arizona. The parties agrees that the appropriate venue for any legal action brought to enforce any rights under this Agreement are the appropriate courts of the State of Arizona.

18.         Arbitration. If a dispute arises relating to any relationship between or among the parties, their officers, or employees, it is expected that the parties will attempt in good faith to resolve any such dispute in an amicable and mutually satisfactory manner. In the event that such efforts are unsuccessful, the parties shall resolve the dispute through mediation/binding arbitration. Assignor and the Assignee hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected or related to this Agreement.

19.          Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant, or condition.

20.         Severability. If any clause or provision of this Agreement is or becomes illegal, invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the illegal, invalid or unenforceable provision shall be interpreted as if replaced by a provision which, being legal, valid and enforceable, comes closest to the intent of the parties underlying such provision.

21.          Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

22.         Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

23.          No Joint Venture. Nothing herein shall create a joint venture between Assignor and Assignee.

24.         Pledge. In addition to this absolute assignment, Assignor has this date pledged to Assignee one hundred percent (100%) of the Assignor's ownership, title and interest in the Picture, which means during the term of that pledge one hundred percent (100%) of the Assignor's interest in the Picture shall be subject to a lien on and security interest in the Picture in favor of Assignee, including all proceeds thereof, including specifically one hundred percent (100%) of the Assignor's NPP in the Picture.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ASSIGNOR:

MJW MEDIA, INC, a Delaware corporation

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Its:	CEO

"MJW Media"

MANUSCRIPT PRODUCTIONS, LLC, an Arizona limited liability company

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Its:	Manager

"Manuscript"

ASSIGNEE:

STADSC, LLC, an Arizona limited liability company

By:	/s/ David Coia
Name:	David S. Coia
Its:	Manager
"Assignee"

ACKNOWLEDGMENT

The undersigned hereby acknowledges the foregoing Net Profit Participation Agreement and Assignment.

ESCONDIDO INNOVATIONS, INC.

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Title:	CEO

EXHIBIT A
Net Profit Participation Definition

(Calculation of NPP arising out of or related to the Picture)

NET PROFIT PARTICIPATION:

All quarterly annual net cash flow from the Picture which shall equal all of the gross income from the Picture in any form and from any source less the sum of the following that either occurred during that time period or was paid or incurred with respect to that time period or prior dates but never before August 20, 2017 (without duplication):

Total Picture production budget including all related interest charges and fees;

Repayment of all scheduled senior debt payments plus stated interest and fees (not participating interest);

Return of all unreturned cash capital of the company plus 20% per annum simple interest (defined as straight equity or Picture financing that requires full personal guaranties) (no capital for services or other non-cash capital);

Repayment of any Picture deferrals by talent or unaffiliated producers;

=NET PROFIT PARTICIPATION